                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        THE OKLAHOMA PUBLISHING COMPANY


                 The undersigned, Edward L. Gaylord and Edith Gaylord Harper, certify that they are the President and Secretary, respectively, of The Oklahoma Publishing Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

                 (1) The name of the Corporation is The Oklahoma Publishing Company.

                 (2) The name under which the Corporation was originally incorporated was "The Oklahoma Publishing Company" and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 19, 1925.

                 (3) This Restated Certificate of Incorporation was duly adopted by written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon, and written notice of the corporate action has been given to the stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware.

                 (4) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

                                       I.

                 The name of this corporation is Gaylord Entertainment Company (the "Corporation").

                                      II.

                 Its principal office in the State of Delaware is located at No. 7 West Tenth Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                      III.

                 The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                      IV.

(A)      Classes and Numbers of Shares

                 The total number of shares of all classes authorized is 550,000,000 having a par value of $.01. The classes and the aggregate number of shares of stock of each class that the Corporation shall have the authority to issue is as follows:

                          (1) 100,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").

                          (2) 300,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock").

                          (3) 150,000,000 shares of Class B Common Stock, $.01 par value ("Class B Common Stock" and, together with Class A Common Stock, the "Common Stock").

Such stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors of the Corporation (the "Board of Directors").

(B)      Preferred Stock

                 Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class of series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolu-





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tions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

(C)      Powers and Rights of the Class A Common Stock and the Class B Common
         Stock

                 (1) Voting Rights and Powers. Except as required by law, and subject to any voting rights provided to holders of Preferred Stock by this Restated Certificate of Incorporation, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock shall vote together without regard to class. Every holder of Class A Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Class A Common Stock outstanding in such holder's name on the stock transfer records of the Corporation, and each holder of Class B Common Stock shall be entitled to cast five (5) votes in person or by proxy for each share of Class B Common Stock outstanding in such holder's name on the stock transfer records of the Corporation.

                 (2) Dividends; Distributions and Consideration Received upon Merger or Consolidation. Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor. In the case of dividends and other distributions in cash, each share of Class A Common Stock shall have rights equal to the rights of Class B Common Stock, and in the case of dividends and other distributions of stock or property of the Corporation, each share of Class A Common Stock shall have rights equal to the rights of Class B Common Stock; provided that, in the case of dividends or distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions which occur after the date shares of Class B Common Stock are issued, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock; and provided,





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further that, if a dividend or distribution payable in Class A Common Stock is declared, the Board of Directors shall also declare a pro rata and simultaneous dividend or distribution on the Class B Common Stock and that if a dividend or distribution payable in Class B Common Stock is declared, the Board of Directors shall also declare a pro rata and simultaneous dividend or distribution on the Class A Common Stock. In addition, if the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock, the Corporation shall proportionally split, subdivide or combine, in the same manner and on the same basis, the outstanding shares of Class B Common Stock and if the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class B Common Stock, the Corporation shall proportionally split, subdivide or combine, in the same manner and on the same basis, the outstanding shares of Class A Common Stock. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), each holder of Class A Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by each holder of Class B Common Stock in such merger or consolidation and each holder of Class B Common Stock shall be entitled to receive the same per share consideration, if any, received by each holder of Class A Common Stock in such merger or consolidation.

                 (3) Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the assets of the Corporation available for distribution after payment of all creditors and payment of the liquidation preferences of the Preferred Stock (the "Available Net Assets") shall be divided among the holders of the Class A Common Stock and Class B Common Stock so that each share of Class A Common Stock will receive an amount of Available Net Assets equal to the amount distributed to each share of Class B Common Stock.

                 (4) Issuance of the Class B Common Stock. Except as provided in section (2) above, the Corporation shall not issue additional shares of Class B Common Stock after the date shares of Class B Common Stock are first issued by the Corporation, and all shares of Class B Common Stock surrendered for conversion or otherwise





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

acquired by the Corporation shall be automatically converted into shares of Class A Common Stock.

                 (5)      Automatic Conversion of Class B Common Stock.

                 (i) Any purported Transfer (as defined in paragraph (xii) of this Division (C)(5)) of record or beneficial ownership of shares of Class B Common Stock by the person of record holding such Class B Common Stock (a "Class B Holder"), other than to a Permitted Transferee (a "Permitted Transfer"), shall, without any act on anyone's part, result in the automatic conversion of each share of the purportedly Transferred share of Class B Common Stock into one share of Class A Common Stock effective on the later of (i) April 20, 1992 and (ii) the date of such purported Transfer, subject to any restrictions on transfer contained in the Corporation's By-laws. The stock certificate formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock.

                 (ii) The term "Permitted Transferee" has the following meanings with respect to each Class B Holder:

                          (a) The Corporation or any one or more of its directly or indirectly wholly owned subsidiaries shall be a "Permitted Transferee".

                          (b) The following persons shall be "Permitted Transferees" of each Class B Holder who in a natural person:

                          (I) The spouse or widow or widower (hereinafter "Spouse") of such Class B Holder; any Family Member (as defined in paragraph (xii) of this Division (C)(5)) of such Class B Holder; any lineal descendant of any Family Member of such Class B Holder; or any Spouse of a Family Member of such Class B Holder (all of whom shall be deemed "Qualified Family Members");

                          (II) The trustee or trustees of a voting trust (a "Voting Trust") of which a Controlling Number (as defined in paragraph
         (xii) of this Division (C)(5)) of such trustees are any of the following (each a "Qualified Person"): (w) such Class B





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

         Holder's Qualified Family Members; (x) such Class B Holder; (y) a director or an executive officer (as defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act) of the Corporation; or (z) any Qualified Person (as defined in clauses (w),
         (x) and (y) above) who is the duly designated initial or subsequent successor of any such trustee in accordance with the terms of such Voting Trust; provided that if by reason of any change in the trustee or trustees of such Voting Trust, such trustee or trustees would not have qualified, at the time of the transfer of Class B Common Stock to such trustee or trustees as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such trustee or trustees of a Voting Trust shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock;

                          (III) The trustee or trustees of a trust (a "Trust") (excluding a Voting Trust) exclusively for the benefit of one or more of (x) such Class B Holder, (y) such Class B Holder's Qualified Family Members or (z) such organization to which contributions are deductible under 501(c)(3) of the Internal Revenue Code of 1986, as amended or any successor provision (the "Internal Revenue Code") or for state or gift tax purposes (a "Charitable Organization") as described in subclause (IV) of this paragraph
         (ii)(b); provided that such Trust may include a general or special power of appointment for such Class B Holder or Qualified Family Members; provided, further, that if by reason of any change in the beneficiaries of such Trust, such Trust would not have qualified, at the time of the Transfer of Class B Common Stock to such Trust as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such Trust shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock;

                          (IV) A Charitable Organization established solely by one or more of such Class B Holder or a Qualified Family Member of such Class B Holder and the trustee or trustees of which are one or more of such Class B Holders or a Permitted Transferee of





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         such Class B Holders; provided that if by reason of any change in the trustee or trustees of such Charitable Organization, such Charitable Organization would not have qualified, at the time of the Transfer of Class B Common Stock to such Charitable Organization as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such Charitable Organization shall, in the manner set forth in paragraph (iv) of this Division (C)(5) be automatically converted into an equal number of shares of Class A Common Stock;

                          (V) An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Class B Holder is a participant or beneficiary, provided that such Class B Holder has the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA"); provided, further, that if by reason of any change in the beneficiaries of such IRA, such IRA would not have qualified, at the time of the Transfer of Class B Common Stock to such IRA, as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such IRA shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock;

                          (VI) A pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Holder is participant or beneficiary and which satisfies the requirements for qualification under Section 401(k) of the Internal Revenue Code, provided that such Class B Holder has the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a "Plan"); provided, further, that if by reason of any change in the beneficiaries of such Plan, such Plan would not have qualified, at the time of the Transfer of Class B Common Stock to such Plan, as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such Plan shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock;





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

                          (VII) Any corporation or partnership directly or indirectly controlled, individually or as a group, only by such Class B Holder and/or any of his Permitted Transferees as determined under paragraph (ii) of this Division (C)(5); provided that if by reason of any change in the direct or indirect control of such corporation or partnership, such corporation or partnership would not have qualified, at the time of the Transfer of Class B Common Stock to such corporation or partnership, as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such corporation or partnership shall, in the manner set forth in paragraph
         (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock; and

                          (VIII) The executor, executrix or other personal representative, custodian, administrator or guardian of such Class B Holder or such Class B Holder's estate.

                          (c) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a Voting Trust or any other Trust (other than a Trust described in paragraph (d) below) as a result of a Permitted Transfer, "Permitted Transferee" means, with respect to each share of Class B Common Stock so transferred to such trustees, (I) any person who transferred such share of Class B Common Stock to such trustees and (II) any Permitted Transferee of any such transferor, except the Corporation, and, with respect to each Subsequent Class B Share (as defined in paragraph
         (xii) of this Division (C)(5)) held by such trustees, any person who is a Permitted Transferee, except the Corporation, with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

                          (d) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a Trust which was irrevocable on the date of effectiveness of this Restated Certificate of Incorporation, "Permitted Transferee" means any Class B Holder to whom or for whose benefit principal may be distributed either during or at the end of the term of such Trust whether by power





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         of appointment or otherwise. In the case of one or more Class B
         Holders holding shares of Class B Common Stock as trustees pursuant to a Trust which was revocable on the effective date of this Restated Certificate of Incorporation, "Permitted Transferee" means (I) any person who transferred capital stock of the Company to such trustees prior to such effective date and (II) any Permitted Transferee of such person as if such person were deemed to be an Original Holder.

                          (e) In the case of a Class B Holder which is a Charitable Organization, "Permitted Transferee" means (x) the Class B Holder or Qualified Family Member of such Class B Holder who established such Charitable Organization and transferred such Class B Common Stock to such Charitable Organization and (y) any Permitted Transferee of any such transferor, except the Corporation.

                          (f) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee of an IRA or a Plan, "Permitted Transferee" means (x) the Class B Holder who transferred Class B Common Stock or capital stock of the Company to such IRA or such Plan, (y) any Permitted Transferee of any such Class B Holder, except the Corporation and (z) any successor trustee or trustees in such capacity of such IRA or such Plan in accordance with the provisions of subclause (III) of paragraph (ii)(b) of this Division (C)(5).

                          (g) In the case of a Class B Holder which is a partnership, "Permitted Transferee" means any other person, directly or indirectly controlling, controlled by or under direct or indirect common control with such partnership; provided that, if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class B Common Stock to such person, as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock so Transferred to such person shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock; provided, further, that if the Transfer of such Class B Common Stock is by means of any liquidation,





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

         dissolution or winding up of such partnership, "Permitted Transferee" means such person and any of his Permitted Transferees who, individually or as a group, directly or indirectly controlled such partnership.

                          (h) In the case of a Class B Holder which is a corporation (other than a Charitable Organization) "Permitted Transferee" means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such corporation; provided that if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class B Common Stock to such Class B Holder, as a Permitted Transferee of such corporation, all shares of Class B Common Stock so Transferred to such person shall, in the manner set forth in paragraph (iv) of this Division (C)(5), be automatically converted into an equal number of shares of Class A Common Stock; provided, further, that if the Transfer of such Class B Common Stock is by means of any liquidation, dissolution or winding up of such corporation, "Permitted Transferee" means such person and any of his Permitted Transferees who, individually or as a group, directly or indirectly controlled such corporation.

                          (i) In the case of a Class B Holder which is the estate of a deceased Class B Holder or who is the executor, executrix or other personal representative, custodian or administrator of such Class B Holder, or guardian of a disabled or adjudicated incompetent Class B Holder or which is the estate of a bankrupt or insolvent Class B Holder, which owns the shares of Class B Common Stock in question, "Permitted Transferee" means any Permitted Transferee of such deceased, or adjudicated incompetent, disabled, bankrupt or insolvent Class B Holder as otherwise determined pursuant to this Division
         (C)(5).

                          (iii)   Notwithstanding anything to the contrary set
forth herein, any Class B Holder may pledge his shares of Class B Common Stock to a pledgee, pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, that such shares shall not be transferred to or registered in the





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         name of the pledgee and shall remain subject to the provisions of this
         Division (C)(5). In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledged shares of Class B Common Stock at the later of (i) April 20, 1992 and (ii) the date of delivery of written notice by the Corporation to the pledgor of such foreclosure or other similar action, shall, in the manner set forth in paragraph (i) of this Division (C)(5), be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock.

                          (iv)    If subsequent to any Transfer, such
         transferee would not have qualified, at the time of the Transfer of the Class B Common Stock to such transferee, as a Permitted Transferee under clause (ii)(b)(II), (ii)(b)(III), (ii)(b)(IV), (ii)(b)(V),
         (ii)(b)(VI), (ii)(b)(VII), (ii)(g) or (ii)(h) of this Division (C)(5), as the case may be, all shares of Class B Common Stock transferred pursuant to the relevant clause to such person shall, at the later of
         (a) April 20, 1992 and (b) the date of such change of the direct or indirect control of such person, be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock.

                          (v) The Corporation shall, prior to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or upon the basis of such affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this Division (C)(5), or shall determine that a person is enjoying for his own benefit the special voting rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action as it deems





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         appropriate under the circumstances, including action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

                          (vi) In order to ensure compliance with the provisions of this Division (C)(5), any Class B Holder who is not a natural person shall, prior to any voting of the shares of Class B Common Stock held, be required to furnish such affidavits or other proof as the Corporation deems necessary to establish that the shares owned by such Class B Holder have not been automatically converted to Class A Common Stock in accordance with paragraph (i) or (iv) of this Division (C)(5).

                          (vii)   A good faith determination by the Corporation
         (x) that a transferee of shares of Class B Common Stock is or is not a Permitted Transferee of the transferor of such shares to such transferee on the date of Transfer, or (y) that, by reason of any change in the direct or indirect control of such transferee subsequent to such Transfer, such person would have or have not qualified at the time of the Transfer of the Class B Common Stock to such person as a Permitted Transferee shall be conclusive.

                          (viii) All written notices provided for herein shall be deemed to have been delivered three days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the person to whom it is directed. If written notice is to a Class B Holder, such notice should be sent to him at the address set forth at the office of the Transfer Agent of the Corporation. If written notice is to any other person, such notice should be sent to him at the address known by the Corporation at the time the notice is sent.

                          (ix) Anything contained in this Division (C)(5) to the contrary notwithstanding, shares of Class B Common Stock may be registered in the names of more than one person only if each person in whose name the shares of Class B Common Stock are to be registered is a Permitted Transferee of each such other person. If shares of Class B Common Stock are registered in the names of more than one person in accordance with this paragraph (ix), then any transfer of such shares of Class B Common Stock





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

         to any Permitted Transferee of any person in whose name such shares are registered shall be a Permitted Transfer.

                          (x) Shares of Class B Common Stock shall be issued to or registered in the names of the beneficial owners thereof, and not in "street" or "nominee" name. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares.

                          (xi)    The Corporation shall note on the
         certificates for shares of Class B Common Stock that the shares represented by such certificates are subject to the automatic conversion provisions of this Division (C)(5).

                          (xii)   For purposes of this Division (C)(5):

                                  (a)      "beneficial owner" shall have the
                 some meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                                  (b)      "Class B Holder" shall mean any
                 holder of Class B Common Stock or of the proxy to vote shares of Class B Common Stock. Each joint owner of shares or owner of a community property interest in shares of Class B Common Stock shall be considered a "Class B Holder" of such shares. A minor for whom shares of Class B Common Stock are held pursuant to Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder of such shares.

                                  (c) "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the controlled person or entity.

                                  (d)      The term "Controlling Number" means
                 the minimum number of trustees of a trust whose affirmative vote is necessary to take any action with respect to the voting or disposition of shares of capital stock held by such trust.

                                  (e)      The term "Exchange Act" means the
                 Securities Exchange Act of 1934, as amended.





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

                                  (f)      The term "Family Member" of a Class
                 B Holder means (I) an Original Holder who is lineally descended from a grandparent of the Class B Holder or of the Class B Holder's Spouse, former spouse or deceased spouse; or
                 (II) if the Class B Holder is an Original Holder, any lineal descendant of such Class B Holder.

                                  (g) The term "Original Holder" means any Person to whom shares of Class B Common Stock are issued in connection with the first issuance of such shares as a part of the 1991 recapitalization of the Corporation.

                                  (h)      "Person" shall mean both natural
                 persons and legal entities, unless otherwise specified. The relationship of any person that a derived by or through legal adoption shall be considered a natural relationship.

                                  (i)      The term "Subsequent Class B Share"
                 means any share of Class B Common Stock issued by the Corporation to a Class B Holder in respect of an existing share of Class B Common Stock held by such Class B Holder.

                                  (j)      "Transfer" shall mean any type of
                 transfer of shares of Class B Common Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise or any transfer of the power to vote such shares by proxy or by transferring any proxy, and such shares of Class B Common Stock shall refer to either (1) such shares of Class B Common Stock so transferred, (2) the power to vote such shares so transferred or (3) shares of Class B Common Stock for which the power to vote was so transferred, as the case may be.

                 (6)      Optional Conversion of Class B Common Stock.

                          (i)     Each share of Class B Common Stock may at any
time after April 20, 1992 be converted at the election of the holder thereof into one share of the Class A Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times, at the holder's discretion. To exercise this conversion right, the holder shall sur-
              render the certificate representing each share of Class B
              Common Stock to be converted to the Corporation at its principal executive offices, or, if an agent for registration of the transfer of shares of Class B Common Stock is then duly appointed and acting, of the Transfer Agent, accompanied by a written notice of the election by the holder to convert and (if the Corporation or the Transfer Agent so requires) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by the holder or the holder's duly authorized attorney, and by transfer tax stamps or funds therefor, if required by paragraph (iv) below.

                          (ii) As promptly as practicable after surrender for conversion of the certificate or certificates representing shares of Class B Common Stock and the payment of any required transfer taxes, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, in such name or names as the holder may direct, subject to any restrictions on transfer contained in the Corporation's By-laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. All rights of the holder of such shares shall cease at that time, and the person or persons in whose name the shares of Class A Common Stock are to be issued shall be treated as having become record holder or holders of the certificate or certificates of Class A Common
              Stock at that time; provided, however, that, if any such surrender and payment occurs on a date on which the transfer books of the Corporation shall be closed, then the transfer shall be effective immediately prior to the close of business on the first date thereafter that the transfer books shall be open.

                          (iii) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A

              Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                        (iv) The issuance of certificates for shares of Class A Common Stock upon conversion of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation the payment of such tax.

              (D) Compliance with the Communications Act of 1934 and the Regulations Thereunder

                        (1) Proof of Ownership. If the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any holder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), such holder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information with respect to citizenship and other ownership interests and affiliations, as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws.

                        (2) Rights of Corporation upon Inconsistency or Violation. If any holder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Division (D), or if the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may (i) refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, (ii) suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws or (iii) redeem such shares of capital stock of the Corporation in accordance with Division (D)(3) hereof. In the case of clause (i) or (ii) of the preceding sentence, such refusal of transfer or suspension shall remain in effect until the requested information has been received or until the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws. The Corporation may exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any such holder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

                     (3) Redemption. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, outstanding shares of capital stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                              (i) The redemption price of the shares to be redeemed pursuant to this Division (D) shall be equal to the lesser of (a) the Fair Market Value or (b) if such stock was purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares.

                          (ii)    The redemption price of such shares may be
paid in cash, Redemption Securities or any combination thereof.

                          (iii)   If less than all the shares held by
Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors.

                          (iv)    At least 30 days' written notice of the
Redemption Data shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect other redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by term upon surrender of the stock certificates for their shares to be redeemed.

                          (v)     From and after the Redemption Date, any and
all rights of whatever nature, which may be hold by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

                          (vi)    Such other terms and conditions as the Board
of Directors shall determine.

                          (vii)   For purposes of this Division (D):

                                  (a)      "Disqualified Holder" shall mean any
         holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsid-iaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

                                  (b)      "Fair Market Value" of a share of
         the Corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (iv) of this Division (D)(3); provided, however, that if shares of stock or such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                                  (c)      "Federal Communications Laws" shall
         mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of rights of ownership with respect to capital stock of corporate entities holding, directly or indirectly, television or radio station, cable television or other radio authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporate entities holding, directly or indirectly, television or radio station, cable television or other radio authorizations, by (1) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (2) persons or entities having interests in television or radio stations, newspapers or cable television systems or (3) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the corporation as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control. The word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

                                  (d)      "Person" shall include not only
         natural persons but partnerships, associations, corporate entities, joint ventures and other entities.

                                  (e)      "Redemption Date" shall mean the
         data fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Division (D)(3).

                                  (f)      "Redemption Securities" shall mean
         any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation) has a value, at the time notice of redemption is given pursuant to paragraph (iv) of this Division
         (D)(3), at least equal to the price required to be paid pursuant to paragraph (i) of this Division (D)(3) (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                 (4) The Corporation shall note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Division (D).

                                       V.

                 The Corporation is to have perpetual existence.

                                      VI.

                 The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                      VII.

         (A)     Management by Board of Directors

                 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (B) Number and Classes of Directors; Election by Stockholders; Vacancies and Removal

                  (1) Classified Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                (2) Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of votes represented by the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

                                     VIII.

                Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

                Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by a majority of the members of the Board of Directors.

         Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                      IX.

                In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions an the Board of Directors deem expedient and for the best interest of this corporation.

                In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

                Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding stock having voting power given at a stockholders meeting duly called for that purpose, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles VII, VIII, IX, X and XI of this Restated Certificate of Incorporation and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock and the affirmative vote of the holders of at least a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, shall be required to amend Article IV (C)(5) of this Restated Certificate of Incorporation.

                The Corporation may in its By-laws, and by amendment thereto from time to time, make any lawful restriction upon the sale or transfer of stock of the Corporation held by its stockholders; and all persons subscribing for stock of the Corporation or purchasing stock, whether from the Corporation itself or from any stockholder, shall take notice of and be bound by such lawful restrictions, and shall be deemed to agree thereto.

                The Corporation may in its By-laws and by amendment thereto from time to time, confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authority expressly conferred upon its Board of Directors by statute.

                Both stockholders and the Board of Directors shall have power, if the By-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of the Corporation (subject to the provisions of the statutes,) outside the State of Delaware at such place or places as from time to time may be designated by the Board of Directors.

                                      X.

                No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                 The Corporation shall indemnify to the fullest extent authorized or permitted by the GCL (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

                                      XI.

                 Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of sec. 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of sec. 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                      XII.

                 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 IN WITNESS WHEREOF, The Oklahoma Publishing Company has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its duly authorized officers, this 30th day of October, 1991.



                                                   THE OKLAHOMA PUBLISHING
                                                     COMPANY

                                                   By: /s/ Edward L. Gaylord
                                                       ---------------------
                                                     Name:
                                                     Title:


[SEAL]

ATTEST:

By: /s/ Edith Gaylord Harper
    ------------------------
  Name:
  Title: Secretary